Agreement reference number: CSI07-09-P0066

EXHIBIT 4.3
[Translation]
Supplementary Agreement
Buyer Agreement No.: CSI07-09-P0066
Seller Agreement No.: SSC00231/00232
Party A (“Seller”): Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.
Party B (“Buyer” in Silicon Wafer Supply Contract): CSI Cells Co., Ltd.
Party C (“Buyer” in the Original Contracts): Changshu CSI Advanced Solar Inc.
Party D (“Buyer” in Polysilicon Supply Contract): CSI Central Solar Power Co., Ltd.
     WHEREAS:
     On August 20, 2008, Party A and CSI Cells Co., Ltd. (hereinafter referred to as “Party B”) signed the Solar Polysilicon Supply Contract and the Solar Silicon Wafer Supply Contract (notes: for these two contracts, the seller contract numbers are “SSC00232” and “SSC00231”, respectively; the buyer contract numbers are “CSI-ZN80818-A” and “CSI-ZN80818-B”, respectively). The aforementioned two contracts are hereinafter collectively referred to as “Original Contracts”. In addition, CSI Central Solar Power Co., Ltd. (hereinafter referred to as “Party D”) and Changshu CSI Advanced Solar Inc. (hereinafter referred to as “Party C”) become a part of the “Buyer” in the Solar Polysilicon Supply Contract and the Solar Silicon Wafer Supply Contract and together with Party B, constitute the “Buyer” in these two contracts.
     By adhering to the principles of “mutual understanding, mutual support and cooperation to cope with” and the attitude of cooperation and after friendly negotiations, the Buyer and the Seller hereby enter into this supplementary agreement with respect to the previously signed Solar Polysilicon Supply Contract and Solar Silicon Wafer Supply Contract, upon the terms and subject to the conditions as set forth below.

Agreement reference number: CSI07-09-P0066

     1. Party A agrees: Party B and Party C withdraw from the “Buyer” in the Solar Polysilicon Supply Contract and Party D solely enjoys and undertakes the rights and obligations for the “Buyer” in such Solar Polysilicon Supply Contract.
     2. Party A agrees: Party C and Party D withdraw from the “Buyer” in the Solar Silicon Wafer Supply Contract and Party B solely enjoys and undertakes the rights and obligations for the “Buyer” in such Solar Silicon Wafer Supply Contract.
     3. The parties hereto unanimously agree that as from the signing date of this Agreement, Articles 2.8, 3.2.1, 8.1.1 and 8.2.1 of the Solar Polysilicon Supply Contract and Solar Silicon Wafer Supply Contract previously signed by the Buyer and the Seller are terminated, i.e. these articles will have no legal binding effect on the parties hereto from the signing date of this Agreement.
     In addition, the Buyer and the Seller unanimously agree to amend Article 2.10 of the Solar Polysilicon Supply Contract and Solar Silicon Wafer Supply Contract as follows:
     The Seller shall not be directly responsible for the products transferred by the Buyer to others with or without compensation.
     Article 3.1 is amended as: The Products to be supplied under this Contract include but not limited to the specifications as stipulated in Exhibit A to this Contract. The specific specifications and standards are subject to the written documents jointly signed by the Parties.
     Article 8.1.3 is amended as follows:
     If the Buyer materially breaches the contract and the Seller terminates the contract, the Buyer shall undertake the following defaulting liability to the Seller:
     (a) Pay the liquidated damages for overdue payment pursuant to Article 8.1.2 (until the date of termination of the contract); and
     (b) Pay to the Seller the liquidated damages at seven point five percents (7.5%) of the unpaid amount of goods under the contract.
     4. From the second quarter of 2009, the polysilicon products sold by Party A to Party D shall comply with the “Grade 3” standard in the National Standard of Solar Polysilicon of the People’s Republic of China (draft for examination). Otherwise, Party D is entitled to request Party A to replace goods, etc.

Agreement reference number: CSI07-09-P0066

     5. Party A and Party D agree to change the polysilicon supply quantity for 2009 in “product name, product supply quantity, product delivery progress, product payment progress and product price schedule” under Annex [B] to the Solar Polysilicon Supply Contract as follows: during the eight-month period from May to December 2009, supply about [****]* tons of polysilicon every month, totaling [****]* tons (including the quantity converted from the silicon wafers purchased by Party B from Party A); also change the tax-inclusive unit price to RMB [****]*/kg. Party A undertakes: the price of the polysilicon sold by it to Party D is the most preferential polysilicon price offered by it to any third party under the same conditions. If Party A and Party D have any dispute about the price during actual performance, they agree to comply with the pricing method under Article 8 of this Agreement below.
     6. Party A and Party B agree to amend the price provisions in Annex [C] to the Solar Silicon Wafer Supply Contract as follows: the silicon wafer purchase price for the period from 2010 to 2015 agreed by the Buyer and the Seller under the Solar Silicon Wafer Supply Contract will be determined by Party A and Party B through friendly negotiations, by referring to the then current market price and following the principle of “not higher than the price specified in Original Contracts and better than market price”. If both parties have any dispute about the price during actual performance, they agree to comply with the pricing method under Article 8 of this Agreement below.
     7. Party B will perform its purchase obligation pursuant to the silicon wafer purchase quantity under Annex [C] to the Solar Silicon Wafer Supply Contract. Once Party B’s purchase quantity for then current period is insufficient, Party D may continue to purchase the corresponding quantity of polysilicon from Party A to make up the deficit. In the event that the quantity of silicon wafers actually purchased by Party B from Party A (including the quantity of silicon wafers converted from the polysilicon quantity purchased by Party D from Party A when Party B’s purchase quantity for then current period is insufficient) is less than the silicon purchase quantity as set forth under Annex [C] to the Solar Silicon Wafer Supply Contract, but accounts for over 40% of the purchase quantity announced by Party B for that year, Party B shall not be deemed breaching the contract. In the fourth quarter of 2015, Party A, Party B and Party D shall negotiate to determine the continued purchase quantity and corresponding price of polysilicon products or silicon wafers or combination thereof for 2016 and thereafter; Party A, Party B and Party D shall perform the purchase quantity and price then agreed.

*	This portion of the Supplementary Agreement has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2.

Agreement reference number: CSI07-09-P0066

     8. During the performance by the Buyer and the Seller of the Solar Polysilicon Supply Contract and Solar Silicon Wafer Supply Contract, if the difference between buyer’s purchase price (or seller’s selling price of current period (specific month or quarter of corresponding year) specified in the contract and the average market price in current period exceeds five percent (inclusive) of market price of current period (specific month or quarter of corresponding year), the Buyer and the Seller shall agree upon the purchase price of next month before the 25th day of current month and adjust the Buyer’s purchase price of next month on a pro-rated basis so as to ensure that the price of the contractual products purchased by the Buyer from Party A is the most preferential under the same conditions. In case the Buyer and the Seller cannot agree upon the price, then the price of contractual products shall be determined as follows:
     (1) the average purchase price of the top five purchasers in terms of sales quantity within thirty days before the 25th day of current month when the Seller sells products at the “spot market price”;
     (2) the average supply price of the top five suppliers in terms of purchase quantity within thirty days before the 25th day of current month when the Buyer purchases products at the “spot market price”;
     (3) If both parties cannot agree upon the above two prices, the arithmetic mean of these two prices is the final price.
     9. The Buyer and the Seller agree to amend the payment terms about polysilicon (Articles 2.8 and 3.2) in the Solar Polysilicon Supply Contract as follows: for each payment for 2009 under this Supplementary Agreement, the Buyer shall make 50% of this payment within the payment term specified in the contract in cash (including bank transfer, T/T, etc). (Notes: Party [C], as the former Buyer in the Solar Polysilicon Supply Contract already prepaid RMB [****]* to Party A in October and November 2008. The Seller agrees that during the period from May to December 2009, the payment for current batch of goods payable by the Buyer is offset on the basis of the polysilicon quantity purchased by Party D and the price of [****]* per kilogram of polysilicon until the advance payment of RMB [****]* already made by the Buyer is fully offset. In addition, the Buyer shall issue a domestic commercial bank bill meeting the requirement and having an acceptance period of 90 days to pay the balance of this payment for goods (i.e. 50% of this payment for goods).

*	This portion of the Supplementary Agreement has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2.

Agreement reference number: CSI07-09-P0066

     10. Both parties agree to re-negotiate about amount of advance payment, time of payment, etc in Article 3.5.1 of the Solar Polysilicon Supply Contract and Solar Silicon Wafer Supply Contract later.
     11. In Notices article of the Original Contracts, the recipient of the notices sent to Party A is changed to Ma Ping (Vice President); the recipient of notices sent to Party B is changed to Wang Xiaohu (Vice President). In order to increase efficiency and reduce commercial costs, notices between both parties may be sent via email. The email addresses of both parties are as follows:
Party A:scottma@gcl-silicon.com;amyqiu@gcl-silicon.com;
Party B:xiaohu.wang@csisolar.com;
amy.wan@csisolar.com; weiyan.liu@csisolar.com.
     12. This Agreement only contains amendments to the parties and relevant contents of the Original Contracts (i.e. Solar Polysilicon Supply Contract and Solar Silicon Wafer Supply Contract). The contents not amended under the Original Contracts shall still have a legal binding force.
     13. The parties hereto undertake: this Agreement contains the newly agreed amendments to the Original Contracts previously signed with Party A. In case of any discrepancy between this Agreement and the Original Contracts, this Agreement shall prevail. Prior to the expiry of the product supply term as set forth under the Original Contracts, the parties hereto shall perform their obligations and responsibilities in full accordance with the provisions of the Original Contracts and this Agreement.
     Where the Buyer’s purchase obligations or the Seller’s supply obligations under the Original Contracts and this Agreement finally cannot be fully performed (note: except caused by an event of force majeure), the non-defaulting party reserves its right to pursue the defaulting responsibility of defaulting party as it may have at law with respect to defaulting party’s default occurring prior to the effectiveness of this Agreement.

Agreement reference number: CSI07-09-P0066

     14. The validity, interpretation, etc of this Agreement shall be governed by the laws of the People’s Republic of China. Any dispute arising in connection with the interpretation and performance of this Agreement shall be resolved by the Buyer and the Seller by friendly consultation. In case no resolution can be reached by consultation, the Buyer and the Seller unanimously agree that any such dispute is submitted to Shanghai Arbitration Commission for arbitration in accordance with its arbitration rules. The arbitral award shall be final and legally binding upon both parties. The arbitration costs shall be borne by the losing party. If this Agreement cannot be performed normally and suspended during dispute resolution, both parties agree to postpone the performance term of this Agreement accordingly and resume the performance of this Agreement after both parties resolve the dispute.
     15. This Agreement shall become effective after it is signed and sealed by the representatives of the parties hereto. This Agreement is executed in eight (8) copies, with each of Party A, Party B, Party C and Party D retaining two (2) copies.
     (Signature page follows; no text below)
Seller (Party A): Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. (seal)
Representative:  /s/ Wenwu Jiang               (signature)
(with corporate seal of Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.)
Date:                      , 2009
Buyer (Party B): CSI Cells Co., Ltd. (seal)
Representative:  /s/ Xiaohu Wang           (signature)
(with corporate seal of CSI Cells Co., Ltd.)
Date: May 22, 2009
Party C: Changshu CSI Advanced Solar Inc. (seal)
Representative:  /s/ Xiaohu Wang               (signature)
(with corporate seal of Changshu CSI Advanced Solar Inc.)
Date: May 22, 2009
Buyer (Party D): CSI Central Solar Power Co., Ltd. (seal)
Representative:  /s/ Liuliu Shan               (signature)
(with corporate seal of CSI Central Solar Power Co., Ltd.)
Date: May 22, 2009

[Translation]
Solar Polysilicon Supply Contract
Between
Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.
AND
CSI Cells Co., Ltd.
Seller Contract Number: [SSC00232]
Buyer Contract Number: CSI-ZN80818-A
August 20, 2008

CSI-ZN80818-A

Polysilicon Supply Contract
This Solar Polysilicon Supply Contract (hereafter referred to as “this Contract”) is entered into by the parties below in [Suzhou], China on August 20, 2008:
Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. (in its own name and representing the relevant affiliates already established and to be established by it inside and outside of China and confirmed by the Buyer in writing to participate in this Contract), a company incorporated in the People’s Republic of China, having its registered address at No.66 Yangshan Road, Xuzhou Economic Development Zone, Jiangsu Province, P.R. China (hereinafter referred to as the “Seller”);
AND
CSI Cells Co., Ltd., a company incorporated in the People’s Republic of China, having its registered address at No.199 Lushan Road, Suzhou New District, Jiangsu Province, P.R. China (hereinafter referred to as the “Buyer”).
The Buyer and the Seller are hereinafter collectively referred to as the “Parties” and individually as a “Party”.
Preamble
WHEREAS, the Buyer intends to purchase certain quantities of polysilicon from the Seller, and the Seller intends to be a supplier and to sell certain quantities of polysilicon to the Buyer;
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the Parties reach the following:
1. Definitions
As used herein, unless otherwise provided in the clauses of this Contract or defined by the context, the following terms shall have the following meanings:
1.1 “This Contract” means this Solar Polysilicon Supply Contract, including the Preamble and the terms of its body, all exhibits as well as any amendment, modification and supplement to this Contract as may be made by the Parties from time to time.
1.2 “Contract Term” means the period from the Effective Date of this Contract to December 31, 2009, which is the effective Contract Term. During the Contract Term, this Contract shall remain in full force and effect before the Parties have performed all their respective obligations hereunder.
1.3 “Business Day” means any day on which companies in the PRC are generally open for business, including a Saturday or Sunday which the PRC government temporarily declares to be a working day (“Working Rest Day”), but excluding a statutory festival or holiday, or a Saturday or Sunday other than the Working Rest Day.
1.4 “Effective Date” means the date the Parties duly sign and seal this Contract.
1.5 “Contract Year” means any calendar year during the Contract Term.
CSI-ZN80818-A

1.6 “Affiliate” means, with respect to any Party, any company directly or indirectly controlling, or controlled by or under common control with such Party. The term “control” as used herein means the direct or indirect ownership of (i) fifty percent (50%) or more of the voting shares or equity of such company; or (ii) fifty percent (50%) or more of the registered capital of such company.
1.7 “Loss” means any and all damages, fines, fees, taxes, penalties, deficits and other losses and expenses (including lost profits or diminution in value), including interest, reasonable expenses of investigation, litigation costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of any litigation or of any claim, default or assessment (such fees and expenses to include all fees and expenses, especially including all fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any third party claims, (ii) asserting or disputing any rights under this Contract against any Party hereto or otherwise, and (iii) settling any action or proceeding or threatened action or proceeding).
1.8 “Intellectual Property” means all the rights from any of the following items: invention, discovery, improvement, utility model, appearance design, copyrightable work, industrial design, algorithm, data structure, trade secrets or know-how, product price, specification, confidential information, or any idea having commercial value. Intellectual Property shall also include any trademark, trade dress, trade name, domain name, or other marks that serve to identify and distinguish goods or services as coming from, or falling under the control of a single source. Intellectual Property shall include all rights of whatsoever nature in computer software and data, all intangible rights or privileges of a nature similar to any of the foregoing in every case in any part of the world, and all rights in any applications and granted registrations for any of the foregoing rights.
1.9 “China” or “PRC” means the People’s Republic of China, but in this Contract, excluding Hong Kong, Macao and Taiwan.
1.10 “Renminbi” or “RMB” means the lawful currency of China.
1.11 “Law” means the laws, regulations, rules, and other legislative, executive or judicial notices, orders, decisions or pronouncements binding on either Party, or in relation to the subject matter of this Contract.
1.12 “Product” or “this Product” means the polysilicon supplied by the Seller to the Buyer according to the product specification in Exhibit A to this Contract. The Seller agrees to sell and deliver and the Buyer agrees to buy and acquire the Products in accordance with this Contract.
1.13 “Price” has the meaning as defined in Article 3.2.2.
1.14 “Payment for Goods” means the total amount of the price of the Products and the value-added tax borne by the Buyer.
1.15 “Total Contract Price” means the total Payment for Goods payable by the Buyer under this Contract, which is calculated on the basis of the volume specified in Exhibit B hereto or the actual supply volume adjusted by the Seller after adjustments are made according to this Contract as well as the corresponding product price and value-added tax.
2. General Provisions
2.1. The exhibits attached hereto constitute an integral part of this Contract and have the same effect as this Contract.
CSI-ZN80818-A

2.2. Headings preceding the text, articles and clauses hereof are inserted solely for convenience of reference and shall not be construed to affect the meaning, construction or validity of this Contract.
2.3. During the Contract Term, the Buyer shall purchase and accept the Products under this Contract, and pay for the corresponding Payments for Goods, pursuant to the terms and conditions set forth in this Contract and the exhibits.
2.4. During the Contract Term, the Seller shall sell and deliver the Products under this Contract, pursuant to the terms and conditions set forth in this Contract and the exhibits.
2.5 Each Party and its Affiliate confirmed by the other Party in writing to participate in this Contract shall not withdraw from this Contract without the prior written consent of the other Party.
2.6 With respect to the performance of a Party’s obligations hereunder, such Party and its Affiliate participating in this Contract shall undertake the irrevocable, joint and several responsibility.
2.7 The relevant Affiliate of each Party participating in this Contract shall sign the letter of undertaking in the format as specified in Exhibit C.
2.8 This Contract is a “take or pay contract”. The Buyer understands and acknowledges that: based on the reliance on the Buyer and the judgment of the volume of the Products required by the Buyer, the Seller has invested heavily to expand its productive capacity so as to meet the Buyer’s product demands. In the event that the Buyer fails to perform its contracted volume of Products to purchase (including but not limiting to: fails to order contracted volume and fails to pay the account payable) in a given year within any agreed year, the Seller is entitled to give payment notice to the Buyer at their full contract price regardless of the difference between the ordered and the contracted volume and the Buyer is liable to pay such amount specified on that payment notice in full within thirty (30) days upon the issuance of such payment notice. The Buyer specifically acknowledges and accepts that it will be liable for the full purchase price of volume differed between the ordered and the contracted volume.
2.9 The Parties understand and specifically agree that the Seller will provide the Products only pursuant to the provisions of Exhibit A hereto; the suitability for a particular purpose as well as the issues regarding the processing, use and application of the Products shall be solely decided by and the responsibility of the Buyer.
2.10 The Parties understand and specifically agree that without the prior written consent of the Seller, the Buyer shall not transfer the Products purchased from the Seller hereunder to others with or without compensation, the Products shall be merely used for the Buyer’s production and the Seller will not be responsible for the Products transferred by the Buyer to others with or without compensation, unless the Buyer entrusts processing with a third party.
3. Supply of Products
3.1 Products
The Products to be supplied under this Contract shall meet the specifications as stipulated in Exhibit A to this Contract. The specifications set forth in Exhibit A may be amended only in writing upon the agreement of the Parties.
CSI-ZN80818-A

3.2 Price
3.2.1 Within the Contract Term, the tax-included unit price of the Products in Exhibit B is a fixed price. The Parties hereto unanimously agree that upon the execution of this Contract, neither Party may request for the adjustment of the said price by the other Party for any grounds, unless the statutory rate of value-added tax is adjusted.
3.2.2 The tax-included unit price set forth in Exhibit B hereto as well as the Payment for Goods payable include value-added tax. If the rate of value-added tax is adjusted, the tax-included unit price set forth in Exhibit B hereto as well as the Payment for Goods payable shall be adjusted accordingly as of the date when the new tax rate becomes effective.
3.3 Volume
3.3.1 The volume of the Products to be purchased by the Buyer from the Seller and to be supplied by the Seller to the Buyer within the Contract Term shall be subject to Exhibit B (the total volume under this Contract is 510 tons). The Buyer and the Seller are entitled to adjust (including increase and reduce) the agreed next month’s supply volume set forth under Exhibit B within the range of 20% pursuant to the provisions of Article 3.3.2, which shall not constitute the default concerning delivery or acceptance under this Contract, but the supply and acceptance volume in the adjustment month shall not be less than 80% of the volume for the current month set forth in Exhibit B. As regards the shorted (or increased) delivery in the adjustment month, the Parties shall increase or reduce volume accordingly to achieve the scheduled volume within 90 days from the 1st day of next month. Within each supply year, the number of such volume adjustments shall not be more than three. In addition, the Parties hereto unanimously agree that upon the execution of this Contract, neither Party may request for the adjustment of the said volume by the other Party for any grounds, unless otherwise agreed in writing by the Parties.
3.3.2 The Parties unanimously agree that adjustment of monthly volume shall be made according to the following method:
(a) If the Seller (or the Buyer) needs to reduce the monthly volume of the Products in Exhibit B, it shall, before the 15th day of each month, notify the other Party in writing of next month’s volume. Adjusted product volume and Payment for Goods shall be subject to the “Monthly Adjustment Notice of Product Volume” issued by the Seller. If the monthly volume adjusted by the Seller conforms to the provisions of this Contract, the Buyer shall accept such adjustment unconditionally.
(b) If the Seller (or the Buyer) needs to increase the monthly volume of the Products in Exhibit B, it shall, before the 10th day of each month, notify the other Party in writing of next month’s supply volume. Adjusted product volume and Payment for Goods shall be subject to the “Monthly Adjustment Notice of Product Volume” issued by the Seller. If the monthly volume adjusted by the Seller conforms to the provisions of this Contract, the Buyer shall accept such adjustment unconditionally. For the Payment for Goods corresponding to the increased volume of the Products subsequent upon the adjustment put forth by the Seller, if the Buyer has any difficulty in making payment, the Seller shall give the Buyer a 30-day payment grace period (during which the Buyer is not required to bear the obligation on overdue payment, unless the Buyer fails to make the original Payment for Goods in full). The Seller is entitled to refuse to deliver the Products to the Buyer before it receives the full Payment for Goods with respect to such increased volume.
CSI-ZN80818-A

3.4 Quality
3.4.1 The Seller shall only guarantee that the delivered Products will comply with the specification as set forth in Exhibit A. If the Products do not comply with the specification set forth in Exhibit A, the Parties shall proceed in accordance with Article 3.6.5. If any claim or litigation (including, but not limited to, default and product infringement) arisen by reason of any defect of the Products after delivery to Party B is alleged, the Buyer is entitled to opt for the following remedy and the Seller’s obligation is specifically limited to: (i) replace nonconforming Products; or (ii) refund the purchase price of such nonconforming Products.
3.4.2 In case any dispute regarding product quality arises between the Parties, any Party or the Parties may entrust a legal inspection institution to perform appraisal and the appraisal report issued by such appraisal institution shall bind upon the Parties. The appraisal expenses shall be prepaid by the entrusting Party and shall be borne according to the methods below based on the appraisal report:
(a) If the Products have any quality problem according to appraisal report, the appraisal expenses shall be borne by the Seller;
(b) If the Products have no quality problem according to appraisal report, the appraisal expenses shall be borne by the Buyer;
(c) If the appraisal institution cannot give a definite appraisal conclusion, the Parties shall be deemed having no objection to product quality and the appraisal expenses shall be shared by the Parties.
3.5 Payment
3.5.1 The total Payment for Goods payable by the Buyer under this Contract shall be [****]* renminbi (RMB[****]*). Before the 25th day of each month, the Buyer shall make the Payment for Goods for next month’s Products to the Seller pursuant to the provisions set forth in Exhibit B. The Seller shall be entitled to refuse to deliver Products to the Buyer before it receives such Payment for Goods in full. If the Buyer holds the unpaid Products, the ownership of such unpaid Products shall belong to the Seller.
3.5.3 Before the 25th day of each month, the Seller shall issue an invoice covering the amount of the Payment for Goods already made by the Buyer for the current month Products.
3.5.4 The amount payable by the Buyer shall be paid to the bank account designated by the Seller.
3.5.5 Currency. The Parties agree that all the settlements about purchase and sale shall be made in renminbi.
3.6 Delivery
3.6.1 All deliveries shall be made in accordance with the delivery schedule specified in Exhibit B. After the Buyer makes the Payment for Goods for next month’s Products in full to the Seller before the 25th day of each month, the Seller shall begin to supply goods from the first week of next month and try to supply goods to the Buyer evenly every week.
3.6.2 Place of delivery. Unless otherwise provided in writing, the Products shall be delivered at the Seller’s location or other locations in Jiangsu Province, China designated by the Seller (e.g. workshop, factory or warehouse). That is to say, the Products are to be collected by the Buyer. All risks of damages, disasters or Losses to such Products after delivery shall be transferred to the Buyer.

*	This portion of the Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2.
CSI-ZN80818-A

3.6.3 Transportation and Insurance. The transportation and insurance of the Products shall be borne by the Buyer at its own cost.
3.6.4 In the event that the delivery of the Products is delayed due to the Buyer’s request or the Buyer’s rejection to accept the Products delivered by the Seller without good reasons, the Seller shall give the Buyer an extension period of ten (10) business days. Upon expiry of such extension period, the Seller shall notify the Buyer in writing to place the Products in escrow to notarial authorities or seal up the Products for storage at the warehouse designated by the Seller that is suitable for the storage of the Products at the risk and cost of the Buyer. Once the Products are in escrow or sealed up, the risk of the Products shall be transferred to the Buyer immediately and the Buyer shall bear the expenses of escrow or the sealed storage. After receiving the above written notice from the Seller, if the Buyer delays to collect the Products for more than sixty (60) days (unless an Event of Force Majeure occurs), it shall be considered as irrevocable acceptance of the Products by the Buyer.
3.6.5 Inspection:
(a) The Buyer shall complete the inspection about the number of packages, appearance, etc of the Products at the time of collecting the Products. Any objection, if any, shall be raised on spot. Otherwise, the Buyer shall be deemed having no objection to the number of packages, appearance, etc of the Products.
(b) The Buyer shall complete the inspection about the weight of the collected Products within five (5) days of delivery. In case of any objection, the Buyer shall give the Seller a written notice about the objection to the weight of the Products within this period. The Seller shall provide the Buyer the weight of product packages for the Buyer to calculate the weight of delivered Products. For the avoidance of doubt, the Parties agree that if product packages are broken, the Buyer shall not raise any weight objection with respect to such package-broken Products and the Buyer is deemed having no objection to the quantity of such package-broken Products. If the Buyer does not give the Seller a written notice about the objection to the weight of the Products within five (5) days of delivery, the Buyer shall be deemed having no objection to the weight of such package-broken Products.
(c) The Buyer shall complete the inspection about the quality of collected Products within ten (10) days of delivery. In case of any objection, the Buyer shall give the Seller a written notice about product defects within this period. If the Seller confirms that the Products are defective, the Seller shall replace defective Products with conforming Products within sixty (60) days of the receipt of such written notice. If the Buyer fails to give the Seller a written notice about product defects within ten (10) days of delivery, it shall be deemed that the Products delivered by the Seller are qualified and comply with specifications set forth in Exhibit A.
(d) If the Buyer fails to perform inspections as per this article, it will be considered as irrevocable acceptance of the Products by the Buyer.
CSI-ZN80818-A

4. Force Majeure and Exemptions of Liability
4.1 Exemptions of liability applicable for the Parties
4.1.1 “Force Majeure” means any event prevents a Party from performing this Contract in whole or in part, which occur after the signing of this Contract and which are beyond the control of the Parties, unforeseeable, unavoidable and insurmountable, such as earthquake, typhoon, flood or other natural disasters, fire, explosion, war, strike or turmoil. If a Party delays in performance of or fails to perform any obligation of this Contract due to an event of Force Majeure and such Party who delays in performance or fails to perform is of no fault or negligence, such Party shall not be liable for such delays in performance or failure to perform and shall not be deemed as breaching this Contract. The Parties unanimously agree to continue to perform their obligations in this Contract within seven days from the date the event of Force Majeure disappears (unless this Contract cannot be performed due to Force Majeure) and to deduct the non-performance period caused by Force Majeure and postpone this Contract accordingly.
4.1.2 Changes in Laws
Where the changes in the Laws applicable to this Contract prevent this Contract from being performed, the Parties shall not pursue any responsibility of the other Party and shall confirm the new cooperation scheme through negotiations by adhering to the principle of equality.
4.2 Exemptions of liability applicable for the Seller
4.2.1 Production stopping due to infectious disease, accidental power outage continuing for more than 8 hours or resulting in equipment damage, terrorism event, malicious sabotage, military act, sovereign act, government act
4.2.2 Temporary overhaul or maintenance of equipment by the Seller in case of emergency, resulting in the delivery delay by the Seller.
4.2.3 Interruption of supply of silicon materials by raw material processor due to Force Majeure, or the Seller’s processor being affected by Force Majeure, as a result of which the Seller delays in the supply of goods or fails to supply.
4.3 Exemptions of liability applicable for the Buyer
4.3.1 Production stopping due to infectious disease, terrorism event, malicious sabotage, military act, sovereign act, government act.
4.3.2 Temporary overhaul or maintenance of equipment by the Buyer in case of emergency, as a result of which the Buyer is required to delay the delivery;
4.3.3 Interruption of supply of raw materials due to key raw material supplier being affected by Force Majeure, as a result of which the Buyer is required to delay the delivery.
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4.4 Notification and Reply
The Party affected by the event of Force Majeure shall without any undue delay notify the other Party in writing of the occurrence of an Event of Force Majeure, indicating the complete explanation of such event and its cause, current situation of such event and the measures taken or to be taken by such Party to overcome such event. The Party affected by the event of Force Majeure shall exercise due diligence to overcome the delay in performing this Contract caused by such event of Force Majeure and take reasonable measures at its own expenses to remedy the delayed time.
5. Intellectual Property
Any and all drawings, data, designs, tooling, equipment, procedures, changes in engineering, inventions, trade secrets, copyrights, circuit layout design rights, source codes, object codes, patent applications, know-how, computer and/or product software (including part software) , trademarks and all other information, or technical information which were developed, made or supplied by the Seller in the course of development, production or manufacturing of the Products, will be the sole property of the Seller (or its licensors, if any). Nothing in this Contract shall be construed as granting such intellectual property regarding the Products to the Buyer. In addition, when the Buyer purchases the Products from the Seller, the Buyer shall not undertake any direct or indirect responsibility for the disputes (if any) on intellectual property right and other legal issues in connection with the Products or product production process.
6. Confidentiality
6.1 The Parties (including their respective Affiliate participating in this Contract) acknowledge and agree that the terms of this Contract and certain information exchanged between them pertaining to this Contract, including information regarding research, technology, product developments, marketing plans or conditions, products information, business strategies, and the like, constitutes “Confidential Information” of the Party disclosing the information (“Disclosing Party”). The purpose of the exchange of the Confidential Information is to allow the Parties to perform their obligations and responsibilities under this Contract. During the Contract Term, and for a period of one (1) year following its termination or cancellation, the Party receiving any Confidential Information, and its employees, attorneys, financial advisors, officers, directors and shareholders who receive such Confidential Information (hereinafter referred as to “Receiving Party”) shall not, except with the prior written consent of the Disclosing Party, use, divulge, disclose or communicate, to any person, firm, corporation or entity, in any manner whatsoever, the terms of this Contract or any Confidential Information of the Disclosing Party; provided, however, that each Party may use, divulge, disclose or communicate the terms of this Contract or Confidential Information of the Disclosing Party to its Affiliate which undertakes to keep such information strictly confidential in accordance with the provisions of this Contract and has a “need to know” such information in order to perform this Contract. Each Party further agrees to exercise the degree of care to avoid publication or dissemination of the Confidential Information disclosed to it by the other Party under this Contract at the level not lower than as it employs with respect to protecting its own Confidential Information, but no less than a reasonable degree of care in any event. Confidential Information does not and shall not include information that:
(a) was already known to the Receiving Party at the time such information is disclosed by the other Party;
(b) was or became publicly known without Receiving Party’s fault;
(c) was rightfully received from a third party without restriction;
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(d) was independently developed by the Receiving Party;
(e) was approved for release by written authorization of the Party disclosing such information under this Contract; or
(f) was required by legal or financial reporting purposes to be disclosed; provided, however, that the Party being required to disclose shall, if circumstances permit, provide advance notice to the other Party and shall allow the other Party a reasonable opportunity to oppose such disclosure, if appropriate.
6.2 The Receiving Party shall treat such Confidential Information as confidential. The Receiving Party shall not reproduce or use such Confidential Information except for the purpose of fulfilling its obligations under this Contract. The Receiving Party shall return all Confidential Information to the Disclosing Party upon completion of such obligations, or upon the request of the Disclosing Party.
6.3 The Receiving Party acknowledges and agrees that the illegal use or disclosure of the Confidential Information may cause irreparable injury to Disclosing Party for which its loss may not be adequately remedied by Laws, and that any actual or contemplated breach of this clause will entitle Disclosing Party to obtain immediate injunctive relief prohibiting such breach, in addition to any other rights and remedies available to it.
6.4 The Parties (including the Affiliate procuring Confidential Information under this Contract) agree that any Party shall not, without obtaining the prior consent from the other Party, issue or release any announcement, report, declaration, or message about this Contract or any transaction or clause of this Contract. However, any Party or its Affiliate may disclose the contents of this Contract according to and within the extent of the compulsive requirements of its local Laws and applicable Laws. After achieving a mutual consent on the details of the news report, the Parties may report the signing and contents of this Contract through press.
7. Ownership and Use of Drawings, Documents and Other Items
All drawings, blueprints, dies, patterns, tools, printing plates and any other items or documents prepared or constructed by the Seller to develop, produce or manufacture the Products hereunder shall be the sole property of the Seller, and promptly upon the termination or cancellation of this Contract, shall be returned to the Seller. The Buyer shall use all drawings, blueprints, dies, patterns, tools, printing plates and any other items or documents prepared or constructed by Seller solely for the purposes of this Contract and shall not use any of such items for the benefit of any third party.
8. Default, Termination and Cancellation
8.1 Defaulting liability of the Buyer for its failure to purchase or pay
8.1.1 If the Buyer fails to purchase the Products from the Seller in the volume as specified hereunder in a given month, the Seller may in its own discretion resell such Products not purchased by the Buyer to the Chinese or overseas market, but the Buyer shall pay to the Seller the portion of the price set forth herein in excess of the reselling price of such Products as well as the expenses arising in connection with resale. The reselling price under the Seller’s resale contract shall not be less than 80% of the then current market price and the expenses incurred by resale shall not be more than 2% of the contract amount of such Products resold.
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8.1.2 If the Buyer fails to make the Payment for Goods at the agreed time, the Buyer shall pay the liquidated damages of 0.05% of the overdue amount per delayed day and this Contract shall continue to be performed. If the Buyer’s delay in making the Payment for Goods exceeds thirty (30) days (inclusive), then the Seller may give a notice to the Buyer, requiring the Buyer to remedy its default within thirty (30) days and the Buyer shall continue to pay the liquidated damages to the Seller pursuant to the foregoing provision. If the Buyer fails to remedy its default within thirty (30) days after such notice is issued, the Buyer shall be deemed materially defaulting under this Contract, unless an event of Force Majeure occurs; the Seller shall be entitled to notify the Buyer in writing to terminate this Contract unilaterally and termination shall become effective after such notice is delivered to the Buyer. If the Buyer has remedied its default within the above notice period, then the Seller shall not be entitled to terminate this Contract. In case of any default or material default on the part of the Buyer, the Seller shall be entitled not to terminate this Contract but obtain the remedy under Article 8.1.1 while obtaining the liquidated damages under Article 8.1.2 from the Buyer, unless this Contract shall be terminated according to the effective legal instrument.
8.1.3 If the Buyer materially defaults and the Seller terminates this Contract, the Buyer shall undertake the following defaulting liability to the Seller:
(a) Pay the liquidated damages for overdue payment (up to the date of termination of this Contract) pursuant to the provisions of Article 8.1.2; and
(b) Pay to the Seller the liquidated damages of fifteen percent (15%) of the unpaid portion of the Total Contract Price of this Contract.
8.2 Defaulting liability of the Seller for its failure or delay in supplying goods
8.2.1 If the Seller fails to replace defective Products with conforming Products within sixty (60) days as specified in Article 3.6.5 or the Products supplied by the Seller (whether manufactured by itself or purchased by it from a third party) for a given month or Contract Year cannot meet the volume of Products demanded by the Buyer under this Contract, the Buyer may, after notification and giving a thirty-day grace period, in its own discretion purchase the substitutes of the undersupplied Products from the Chinese or overseas market, but the Seller shall pay to the Buyer the portion of the purchase price of such substitutes in excess of the price specified herein as well as the expenses arising in connection with purchase of substitutes. The price of substitutes under the contract when the Buyer purchases products from a third party shall not be higher than 120% of the then current market price. The expenses incurred in connection with purchase of substitutes shall not be more than 2% of the contract amount of such substitutes purchased. For the avoidance of doubt, the circumstance on the part of the Seller under this Article 8.2.1 will be distinct from and not constitute the default of delayed delivery or undersupply on the part of the Seller under this Contract.
8.2.2 If the Seller fails to deliver goods at agreed time or undersupplies goods, the Buyer shall timely notify the Seller of the details of delayed delivery or undersupply. The Seller shall pay the liquidated damages of 0.05% of the amount of undelivered goods per delayed day and this Contract shall continue to be performed. If the Seller’s delay in delivery exceeds forty-five (45) days (inclusive) upon receipt of the Buyer’s notice about delayed delivery or undersupply, then the Buyer may give a notice to the Seller, requiring the Seller to remedy its default within thirty (30) days. If the Seller fails to remedy its default within thirty (30) days after such notice is issued, the Seller shall be deemed materially defaulting under this Contract, unless an event of Force Majeure occurs; the Buyer shall be entitled to notify the Seller in writing to terminate this Contract unilaterally and termination shall become
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effective after such notice is delivered to the Seller. If the Seller has remedied its default within the above notice period, then the Buyer shall be not entitled to terminate this Contract. During the default period of the Seller’s delay in delivery, the Buyer shall be entitled not to terminate this Contract but obtain the remedy under Article 8.2.1, unless this Contract shall be terminated according to the effective legal instrument.
8.2.3 If the Seller materially defaults and the Buyer terminates this Contract, the Seller shall undertake the following defaulting liability to the Buyer:
(a) Pay the liquidated damages for delayed delivery (up to the date of termination of this Contract) pursuant to the provisions of Article 8.2.2; and
(b) Pay to the Buyer the liquidated damages of seven point five percent (7.5%) of the unperformed portion of the Total Contract Price of this Contract.
8.3 The Parties unanimously agree and acknowledge that at the signing of this Contract, they have predicted the Losses as may arise from defaults. The calculating method is the same as that for the liquidated damages. The Parties unanimously agree to waive the right to request an adjustment if liquidated damages are higher than actual losses as specified under Article 114 of the Contract Law of the People’s Republic of China.
8.4 Termination and Cancellation
8.4.1 This Contract shall be terminated when the following circumstances occur:
(a) This Contract expires; or
(b) upon mutual agreement of the Parties in writing.
8.4.2 A Party may notify the other Party in writing to terminate this Contract when the following circumstances occur:
(a) When the Buyer or the Seller commits a material default under Article 8.1 or 8.2, the non-defaulting party may notify the defaulting party in writing to terminate this Contract unilaterally; or
(b) If a Party is declared bankrupt, or becomes the object of bankruptcy, liquidation or dissolution proceedings or is wound up or becomes insolvent, the other Party may notify it in writing to terminate this Contract unilaterally.
9. Notices
All notices or communications required to be served hereunder shall be in writing and addressed or delivered to the representative of the other Party specified herein below. Notices shall be deemed received (a) upon delivery, when personally delivered; (b) upon receipt of the notice or document, when sent via registered or certified mail; and (c) on the second business day after delivery, when sent via express courier service.
Representatives of each Party for all communications and correspondence regarding this Contract:
Seller’s representative:
Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.
Address: No.66 Yangshan Road, Xuzhou Economic Development Zone, Jiangsu Province
Attn.: Zhu Guomin
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Buyer’s representative:
CSI Cells Co., Ltd.
Address: No.199 Lushan Road, Suzhou New District, Jiangsu Province
Attn.: Qu Xiaohua
The Buyer or the Seller may change the address or representative designated for delivery and to receive notice and document hereunder by written notice to the other Party. All correspondences and communications between the Parties shall be subject to the coordination procedures that shall be developed jointly by the Parties.
10. Language
This Contract is written in Chinese. In case of any other translation, the Chinese version shall prevail.
11. Choice of Laws
The validity, interpretation and performance of this Contract shall be governed by the laws of the People’s Republic of China, without regard to the non-PRC laws and conflict of law provisions.
12. Dispute Resolution
Except as otherwise provided herein, any dispute, controversy or claim arising out of or in connection with this Contract, or the breach, termination or validity thereof, shall be finally settled by the China International Economic and Trade Arbitration Commission, Shanghai Sub-commission (“CIETAC”) under the then effective PRC arbitration rules of CIETAC. The seat of arbitration shall be Shanghai, and the language used in the arbitral proceedings shall be Chinese Mandarin.
The arbitral award made and granted by the arbitrators shall be final, binding and incontestable and may be used as the basis for enforcement in a court having competent jurisdiction. All costs of arbitration (including, but not limited to, those incurred in the appointment of arbitrators) shall be apportioned according to the arbitral award.
13. Non-waiver
The failure of either Party to demand strict performance of the provisions hereof or to exercise any right conferred hereby shall not be construed as a waiver or relinquishment of its rights to assert or rely on any such provision or right in the future.
14. Severability
The invalidity of any provision of this Contract shall not affect the validity of any other provisions.
15. Assignment
Without the prior written consent of the other Party, neither the Buyer nor the Seller may assign any of its obligations hereunder.
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16. Survival
All the remedies and confidentiality rights and obligations herein contained shall survive upon the termination or cancellation of this Contract.
17. Amendments
No amendment, modification or supplement to or waiver of any provision of this Contract shall be valid unless reduced to writing and executed by the Buyer and the Seller.
18. Entirety
This Contract and the exhibits hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede any prior contract or understanding between the Parties.
19. Effectiveness
This Contract shall become effective as of the date when it is formally signed and sealed by the duly authorized representatives of the Parties.
(The texts of this Contract end here; signature page follows)
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(Signature page)
Seller: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.
(corporate seal)     [with corporate seal of Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.]
(Signature of authorized representative) /s/
Buyer: CSI Cells Co., Ltd.
(corporate seal)     [with corporate seal of CSI Cells Co., Ltd.]
(Signature of authorized representative) /s/
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Exhibit A
Specifications and Quality Standard of Solar Polysilicon Products
1. Boron: <=50 ppba
2. Phosphorus: <=100 ppba
3. Carbon: <=1.00 ppma
4. Total metals (Fe, Cu, Ni, & Cr etc): <=1.00 ppma
5. Life time (N type): 50μ s
(The contents of this page end here)
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Exhibit B
Product Names, Product Supply Volumes, Product Delivery Progress, Product Payment Progress and
Product Prices

Month	Unit	September	October	November	December	Total
Planned volume of Products to supply	Ton	15	15	15	15	60
Tax-included unit price	Yuan/kg	[****]*	[****]*	[****]*	[****]*
Tax-included total price	Yuan	[****]*	[****]*	[****]*	[****]*	[****]*
Applicable tax rate		17%	17%	17%	17%
Monthly payment date		2008-8-25	2008-9-25	2008-10-25	2008-11-25
Planned monthly supply volumes and prices for 2009

Quarter	Unit	Q1	Q2	Q3	Q4	Total
Planned volume of Products to supply	Ton	100	100	125	125	450
Tax-included unit price (RMB)	Yuan/kg	[****]*	[****]*	[****]*	[****]*
Tax-included total price	yuan	[****]*	[****]*	[****]*	[****]*	[****]*
Applicable tax rate		17%	17%	17%	17%

Notes:

(1)	Tax-included unit price and tax-included total price are subject to a value-added tax rate of 17% and shall be adjusted accordingly if value-added tax rate is adjusted.

(2)	Before the 25th day of each month, the Buyer shall make the full Payment for Goods for next month to the Seller.

(3)	In December 2008, the Parties shall agree upon the monthly supply volume of 2009 depending on the Seller’s productive capacity and production plan as well as the Buyer’s purchase capacity. Otherwise, the monthly supply volume of 2009 will be subject to the three-month average monthly volume of each quarter of current year. Current month’s Payment for Goods is the value from the tax-included unit price of current year multiplying the monthly Product supply volume of current month.
(The contents of this page end here)

*	This portion of the Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2.
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Exhibit C
List of Affiliate of Parties Participating in this Contract and Format of Letter of Undertaking
List of Affiliate
List of Seller’s Affiliate:
List of Buyer’s Affiliate:
CSI Central Solar Power Co., Ltd.
Changshu CSI Advanced Solar Inc.
(The contents of this page end here)
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Letter of Undertaking
Our company [Changshu CSI Advanced Solar Inc.] knows that [Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.] and [CSI Cells Co., Ltd.] entered into the Polysilicon Supply Contract (hereinafter referred to as “the Contract”) on [August] [20], 2008. As the Buyer’s affiliate meeting the conditions stipulated in the Contract, our company now applies to participate in the Contract as the buyer.
     Our company hereby irrevocably undertakes that if our company participates in the Contract as the buyer (“our party”), our company shall be bound by the following:
     Our company knows, understands and agrees to be bound by, all the provisions of the Contract and its exhibits.
     Our company and our party’s affiliate participating in the Contract will jointly and severally undertake the obligations and responsibilities under the Contract. Our company acknowledges that if any affiliate of the other party has performed the obligations under the Contract, it will be deemed that the other party has performed the contractual obligations to our party.
     If our company no longer meets the conditions for our party’s affiliate under the Contract, our company will no longer enjoy the rights under the Contract, but not be exempt from the joint and several responsibility on our part under the Contract.
Undertaking party (seal): Changshu CSI Advanced Solar Inc.
Legal representative or authorized representative (signature):
/s/
August 20, 2008
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Letter of Undertaking
Our company [CSI Central Solar Power Co., Ltd.] knows that [Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.] and [CSI Cells Co., Ltd.] entered into the Polysilicon Supply Contract (hereinafter referred to as “the Contract”) on [August] [20], 2008. As the Buyer’s affiliate meeting the conditions stipulated in the Contract, our company now applies to participate in the Contract as the buyer.
     Our company hereby irrevocably undertakes that if our company participates in the Contract as the buyer (“our party”), our company shall be bound by the following:
     Our company knows, understands and agrees to be bound by, all the provisions of the Contract and its exhibits.
     Our company and our party’s affiliate participating in the Contract will jointly and severally undertake the obligations and responsibilities under the Contract. Our company acknowledges that if any affiliate of the other party has performed the obligations under the Contract, it will be deemed that the other party has performed the contractual obligations to our party.
     If our company no longer meets the conditions for our party’s affiliate under the Contract, our company will no longer enjoy the rights under the Contract, but not be exempt from the joint and several responsibility on our part under the Contract.
Undertaking party (seal): CSI Central Solar Power Co., Ltd.
Legal representative or authorized representative (signature):
/s/
August 20, 2008
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[Translation]
Solar Silicon Wafer Supply Contract
Between
Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.
AND
CSI Cells Co., Ltd.
Seller Contract Number: [SSC00231]
Buyer Contract Number: CSI-ZN80818-B
August 20, 2008
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Silicon Wafer Supply Contract
This Solar Silicon Wafer Supply Contract (hereafter referred to as “this Contract”) is entered into by the parties below in [Suzhou], China on August 20, 2008:
Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd., a company incorporated in the People’s Republic of China, having its registered address at No.66 Yangshan Road, Xuzhou Economic Development Zone, Jiangsu Province, P.R. China (hereinafter referred to as the “Seller”);
AND
CSI Cells Co., Ltd., a company incorporated in the People’s Republic of China, having its registered address at No.199 Lushan Road, Suzhou New District, Jiangsu Province, P.R. China (hereinafter referred to as the “Buyer”).
The Buyer and the Seller are hereinafter collectively referred to as the “Parties” and individually as a “Party”.
Preamble
WHEREAS, the Buyer and the Seller intend to establish a long-term trade relationship. The Buyer intends to purchase certain quantities of silicon wafers from the Seller, and the Seller intends to be a supplier and to sell certain quantities of silicon wafers to the Buyer;
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the Parties reach the following:
1. Definitions
As used herein, unless otherwise provided in the clauses of this Contract or defined by the context, the following terms shall have the following meanings:
1.1 “This Contract” means this Solar Silicon Wafer Supply Contract, including the Preamble and the terms of its body, all exhibits as well as any amendment, modification and supplement to this Contract as may be made by the Parties from time to time.
1.2 “Contract Term” means the period from the Effective Date of this Contract to its expiry date, which is the effective Contract Term. “Contract Supply Term” means the period during which the Parties supply and accept goods, i.e. six Contract Years from January 1, 2010 to December 31, 2015. During this period, the Seller shall supply goods according to the volume, delivery, quality, etc as set forth herein, and the Buyer shall accept goods and make Payment for Goods according to the volume, price, Payment for Goods, etc as set forth herein.
1.3 “Business Day” means any day on which companies in the PRC are generally open for business, including a Saturday or Sunday which the PRC government temporarily declares to be a working day (“Working Rest Day”), but excluding a statutory festival or holiday, or a Saturday or Sunday other than the Working Rest Day.
1.4 “Effective Date” means the date the Parties duly sign and seal this Contract.
1.5 “Contract Year” means any calendar year during the Contract Term.
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1.6 “Affiliate” means, with respect to any Party, any company directly or indirectly controlling, or controlled by or under common control with such Party. The term “control” as used herein means the direct or indirect ownership of (i) fifty percent (50%) or more of the voting shares or equity of such company; or (ii) fifty percent (50%) or more of the registered capital of such company.
1.7 “Loss” means any and all damages, fines, fees, taxes, penalties, deficits and other losses and expenses (including lost profits or diminution in value), including interest, reasonable expenses of investigation, litigation costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of any litigation or of any claim, default or assessment (such fees and expenses to include all fees and expenses, especially including all fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any third party claims, (ii) asserting or disputing any rights under this Contract against any Party hereto or otherwise, and (iii) settling any action or proceeding or threatened action or proceeding).
1.8 “Intellectual Property” means all the rights from any of the following items: invention, discovery, improvement, utility model, appearance design, copyrightable work, industrial design, algorithm, data structure, trade secrets or know-how, product price, specification, confidential information, or any idea having commercial value. Intellectual Property shall also include any trademark, trade dress, trade name, domain name, or other marks that serve to identify and distinguish goods or services as coming from, or falling under the control of a single source. Intellectual Property shall include all rights of whatsoever nature in computer software and data, all intangible rights or privileges of a nature similar to any of the foregoing in every case in any part of the world, and all rights in any applications and granted registrations for any of the foregoing rights.
1.9 “China” or “PRC” means the People’s Republic of China, but in this Contract, excluding Hong Kong, Macao and Taiwan.
1.10 “Renminbi” or “RMB” means the lawful currency of China.
1.11 “Law” means the laws, regulations, rules, and other legislative, executive or judicial notices, orders, decisions or pronouncements binding on either Party, or in relation to the subject matter of this Contract.
1.12 “Product” or “this Product” means the silicon wafer supplied by the Seller to the Buyer according to the product specification in Exhibit A to this Contract. The Seller agrees to sell and deliver and the Buyer agrees to buy and acquire the Products in accordance with this Contract.
1.13 “Price” has the meaning as defined in Article 3.2.2.
1.14 “Payment for Goods” means the total amount of the price of the Products and the value-added tax borne by the Buyer.
1.15 “Advance Payment” has the meaning as defined in Article 3.5.1.
1.16 “Total Contract Price” means the total Payment for Goods payable by the Buyer under this Contract, which is calculated on the basis of the volume specified in Exhibit C hereto or the actual supply volume adjusted by the Seller after adjustments are made according to this Contract as well as the corresponding product price and value-added tax.
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2. General Provisions
2.1. The exhibits attached hereto constitute an integral part of this Contract and have the same effect as this Contract.
2.2. Headings preceding the text, articles and clauses hereof are inserted solely for convenience of reference and shall not be construed to affect the meaning, construction or validity of this Contract.
2.3. During the Contract Term, the Buyer shall purchase and accept the Products under this Contract, and pay for the corresponding Payments for Goods, pursuant to the terms and conditions set forth in this Contract and the exhibits.
2.4. During the Contract Term, the Seller shall sell and deliver the Products under this Contract, pursuant to the terms and conditions set forth in this Contract and the exhibits.
2.5 Each Party and its Affiliate confirmed by the other Party in writing to participate in this Contract shall not withdraw from this Contract without the prior written consent of the other Party. The foregoing confirmation merely represents the knowledge of the other Party’s Affiliate participating in this Contract and does not grant either Party with the right of approval or consent with respect to the other Party’s Affiliate participating in this Contract.
2.6 With respect to the performance of a Party’s obligations hereunder, such Party and its Affiliate participating in this Contract shall undertake the irrevocable, joint and several responsibility.
2.7 The relevant Affiliate of each Party participating in this Contract shall sign the letter of undertaking in the format as specified in Exhibit D.
2.8 This Contract is a “take or pay contract”. The Buyer understands and acknowledges that: based on the reliance on the Buyer and the judgment of the volume of the Products required by the Buyer, the Seller has invested heavily to expand its productive capacity so as to meet the Buyer’s product demands. In the event that the Buyer fails to perform its contracted volume of Products to purchase (including but not limiting to: fails to order contracted volume and fails to pay the account payable) in a given year within any agreed year, the Seller is entitled to give payment notice to the Buyer at their full contract price regardless of the difference between the ordered and the contracted volume and the Buyer is liable to pay such amount specified on that payment notice in full within thirty (30) days upon the issuance of such payment notice. The Buyer specifically acknowledges and accepts that it will be liable for the full purchase price of volume differed between the ordered and the contracted volume.
2.9 The Parties understand and specifically agree that the Seller will provide the Products only pursuant to the provisions of Exhibit A hereto; the suitability for a particular purpose as well as the issues regarding the processing, use and application of the Products shall be solely decided by and the responsibility of the Buyer.
2.10 The Parties understand and specifically agree that without the prior written consent of the Seller, the Buyer shall not transfer the Products purchased from the Seller hereunder to others with or without compensation, the Products shall be merely used for the Buyer’s production and the Seller will not be responsible for the Products transferred by the Buyer to others with or without compensation, unless the Buyer entrusts processing with a third party.
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2.11 The Seller shall be entitled to designate a third party to process the Products or process the Products by itself. If the Seller entrusts processing with a third party, the Seller shall guarantee that the Products supplied hereunder comply with the specifications as stipulated in Exhibit A hereto. The Seller shall be responsible for the quality of the Products processed by a third party entrusted by it.
3. Supply of Products
3.1 Products
The Products to be supplied under this Contract shall meet the specifications as stipulated in Exhibit A to this Contract. The specifications set forth in Exhibit A may be amended only in writing upon the agreement of the Parties.
3.2 Price
3.2.1 Within the Contract Term, the tax-included unit price of the Products in Exhibit C is a fixed price. The Parties hereto unanimously agree that upon the execution of this Contract, neither Party may request for the adjustment of the said price by the other Party for any grounds, unless the statutory rate of value-added tax is adjusted.
3.2.2 The tax-included unit price set forth in Exhibit C hereto as well as the Payment for Goods payable include value-added tax. If the rate of value-added tax is adjusted, the tax-included unit price set forth in Exhibit C hereto as well as the Payment for Goods payable shall be adjusted accordingly as of the date when the new tax rate becomes effective.
3.3 Volume
3.3.1 The volume of the Products to be purchased by the Buyer from the Seller and to be supplied by the Seller to the Buyer within the Contract Term shall be subject to Exhibit C (the total volume under this Contract is 750,800,000 pieces). The Buyer and the Seller are entitled to adjust (including increase and reduce) the agreed next month’s supply volume set forth under Exhibit B within the range of 20% pursuant to the provisions of Article 3.3.2, which shall not constitute the default concerning delivery or acceptance under this Contract, but the supply and acceptance volume in the adjustment month shall not be less than 80% of the volume for the current month set forth in Exhibit B. As regards the shorted (or increased) delivery in the adjustment month, the Parties shall increase or reduce volume accordingly to achieve the scheduled volume within 90 days from the 1st day of next month. Within each supply year, the number of such volume adjustments shall not be more than three. In addition, the Parties hereto unanimously agree that upon the execution of this Contract, neither Party may request for the adjustment of the said volume by the other Party for any grounds, unless otherwise agreed in writing by the Parties.
3.3.2 The Parties unanimously agree that adjustment of monthly volume shall be made according to the following method:
(a) If the Seller (or the Buyer) needs to reduce the monthly volume of the Products in Exhibit B, it shall, before the 15th day of each month, notify the other Party in writing of next month’s volume. Adjusted product volume and Payment for Goods shall be subject to the “Monthly Adjustment Notice of Product Volume” issued by the Seller. If the monthly volume adjusted by the Seller conforms to the provisions of this Contract, the Buyer shall accept such adjustment unconditionally.
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(b) If the Seller (or the Buyer) needs to increase the monthly volume of the Products in Exhibit B, it shall, before the 10th day of each month, notify the other Party in writing of next month’s supply volume. Adjusted product volume and Payment for Goods shall be subject to the “Monthly Adjustment Notice of Product Volume” issued by the Seller. If the monthly volume adjusted by the Seller conforms to the provisions of this Contract, the Buyer shall accept such adjustment unconditionally. For the Payment for Goods corresponding to the increased volume of the Products subsequent upon the adjustment put forth by the Seller, if the Buyer has any difficulty in making payment, the Seller shall give the Buyer a 30-day payment grace period (during which the Buyer is not required to bear the obligation on overdue payment, unless the Buyer fails to make the original Payment for Goods in full). The Seller is entitled to refuse to deliver the Products to the Buyer before it receives the full Payment for Goods with respect to such increased volume.
3.4 Quality
3.4.1 The Seller shall only guarantee that the delivered Products will comply with the specification as set forth in Exhibit A. If the Products do not comply with the specification set forth in Exhibit A, the Parties shall proceed in accordance with Article 3.6.5. If any claim or litigation (including, but not limited to, default and product infringement) arisen by reason of any defect of the Products after delivery to Party B is alleged, the Buyer is entitled to opt for the following remedy and the Seller’s obligation is specifically limited to: (i) replace nonconforming Products; or (ii) refund the purchase price of such nonconforming Products.
3.4.1 In case any dispute regarding product quality arises between the Parties, any Party or the Parties may entrust a legal inspection institution to perform appraisal and the appraisal report issued by such appraisal institution shall bind upon the Parties. The appraisal expenses shall be prepaid by the entrusting Party and shall be borne according to the methods below based on the appraisal report:
(a) If the Products have any quality problem according to appraisal report, the appraisal expenses shall be borne by the Seller;
(b) If the Products have no quality problem according to appraisal report, the appraisal expenses shall be borne by the Buyer;
(c) If the appraisal institution cannot give a definite appraisal conclusion, the Parties shall be deemed having no objection to product quality and the appraisal expenses shall be shared by the Parties.
3.5 Payment
3.5.1 Advance Payment
The Advance Payment herein is non-refundable, irrevocable and of the nature of security deposit. The total amount of the Advance Payment is [****]* renminbi (RMB[****]*). The term of paying the Advance Payment shall be the same as the term stipulated in Exhibit B. The Buyer explicitly acknowledges that it has understood and agreed: after execution of this Contract, the Seller shall not be responsible for refunding all or part of the Advance Payment to the Buyer in any case, unless the Seller breaches this Contract, resulting in the Buyer to prematurely cancel or terminate this Contract, or this Contract expires.
The Advance Payment shall offset the Payment for Goods payable by the Buyer only in accordance with the following requirement:

*	This portion of the Solar Silicon Wafer Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2.
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The Parties confirm that from January 2011, the Buyer can offset the monthly Payment for Goods with the Advance Payment at the standard of RMB 1 per piece and the remaining portion of the Advance Payment will be fully deducted from the Payment for Goods for December 2015.
3.5.2 Payment for Goods. The total Payment for Goods payable by the Buyer under this Contract shall be [****]* renminbi (RMB [****]*). Before the 25th day of each month, the Buyer shall make the Payment for Goods for next month’s Products to the Seller pursuant to the provisions set forth in Exhibit C. The Seller shall be entitled to refuse to deliver Products to the Buyer before it receives such Payment for Goods in full. If the Buyer holds the unpaid Products, the ownership of such unpaid Products shall belong to the Seller.
3.5.3 Before the 25th day of each month, the Seller shall issue an invoice covering the amount of the Payment for Goods already made by the Buyer for the current month Products.
3.5.4 The amount payable by the Buyer shall be paid to the bank account designated by the Seller.
3.5.5 Currency. The Parties agree that all the settlements about purchase and sale shall be made in renminbi.
3.6 Delivery
3.6.1 All deliveries shall be made in accordance with the delivery schedule specified in Exhibit C. After the Buyer makes the Payment for Goods for next month’s Products in full to the Seller before the 25th day of each month, within the Contract Supply Term, the Seller shall begin to supply goods from the first week of next month and try to supply goods to the Buyer evenly every week.
3.6.2 Place of delivery. Unless otherwise provided in writing, the Products shall be delivered at the Seller’s location or other locations in Jiangsu Province, China designated by the Seller (e.g. workshop, factory or warehouse). That is to say, the Products are to be collected by the Buyer. All risks of damages, disasters or Losses to such Products after delivery shall be transferred to the Buyer.
3.6.3 Transportation and Insurance. The transportation and insurance of the Products shall be borne by the Buyer at its own cost.
3.6.4 In the event that the delivery of the Products is delayed due to the Buyer’s request or the Buyer’s rejection to accept the Products delivered by the Seller without good reasons, the Seller shall give the Buyer an extension period of ten (10) business days. Upon expiry of such extension period, the Seller shall notify the Buyer in writing to place the Products in escrow to notarial authorities or seal up the Products for storage at the warehouse designated by the Seller that is suitable for the storage of the Products at the risk and cost of the Buyer. Once the Products are in escrow or sealed up, the risk of the Products shall be transferred to the Buyer immediately and the Buyer shall bear the expenses of escrow or the sealed storage. After receiving the above written notice from the Seller, if the Buyer delays to collect the Products for more than sixty (60) days (unless an Event of Force Majeure occurs), it shall be considered as irrevocable acceptance of the Products by the Buyer.
3.6.5 Inspection:
(a) The Buyer shall complete the inspection about the number of packages, appearance, etc of the Products at the time of collecting the Products. Any objection, if any, shall be raised on spot. Otherwise, the Buyer shall be deemed having no objection to the number of packages, appearance, etc of the Products.

*	This portion of the Solar Silicon Wafer Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2.
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(b) The Buyer shall complete the inspection about the weight of the collected Products within five (5) days of delivery. In case of any objection, the Buyer shall give the Seller a written notice about the objection to the weight of the Products within this period. The Seller shall provide the Buyer the weight of product packages for the Buyer to calculate the weight of delivered Products. For the avoidance of doubt, the Parties agree that if product packages are broken, the Buyer shall not raise any weight objection with respect to such package-broken Products and the Buyer is deemed having no objection to the quantity of such package-broken Products. If the Buyer does not give the Seller a written notice about the objection to the weight of the Products within five (5) days of delivery, the Buyer shall be deemed having no objection to the weight of such package-broken Products.
(c) The Buyer shall complete the inspection about the quality of collected Products within ten (10) days of delivery. In case of any objection, the Buyer shall give the Seller a written notice about product defects within this period. If the Seller confirms that the Products are defective, the Seller shall replace defective Products with conforming Products within sixty (60) days of the receipt of such written notice. If the Buyer fails to give the Seller a written notice about product defects within ten (10) days of delivery, it shall be deemed that the Products delivered by the Seller are qualified and comply with specifications set forth in Exhibit A.
(d) If the Buyer fails to perform inspections as per this article, it will be considered as irrevocable acceptance of the Products by the Buyer.
4. Force Majeure and Exemptions of Liability
4.1 Exemptions of liability applicable for the Parties
4.1.1 “Force Majeure” means any event prevents a Party from performing this Contract in whole or in part, which occur after the signing of this Contract and which are beyond the control of the Parties, unforeseeable, unavoidable and insurmountable, such as earthquake, typhoon, flood or other natural disasters, fire, explosion, war, strike or turmoil. If a Party delays in performance of or fails to perform any obligation of this Contract due to an event of Force Majeure and such Party who delays in performance or fails to perform is of no fault or negligence, such Party shall not be liable for such delays in performance or failure to perform and shall not be deemed as breaching this Contract. The Parties unanimously agree to continue to perform their obligations in this Contract within seven days from the date the event of Force Majeure disappears (unless this Contract cannot be performed due to Force Majeure) and to deduct the non-performance period caused by Force Majeure and postpone this Contract accordingly.
4.1.2 Changes in Laws
Where the changes in the Laws applicable to this Contract prevent this Contract from being performed, the Parties shall not pursue any responsibility of the other Party and shall confirm the new cooperation scheme through negotiations by adhering to the principle of equality.
4.2 Exemptions of liability applicable for the Seller
4.2.1 Production stopping due to infectious disease, accidental power outage continuing for more than 8 hours or resulting in equipment damage, terrorism event, malicious sabotage, military act, sovereign act, government act;
4.2.2 Regular overhaul or maintenance of equipment by the Seller (the number of annual regular overhauls is three and the duration of each overhaul does not exceed three weeks) or temporary overhaul or maintenance in case of emergency, resulting in the delivery delay by the Seller.
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4.2.3 Interruption of supply of raw materials by raw material processor due to Force Majeure, or the Seller’s processor being affected by Force Majeure, as a result of which the Seller delays in the supply of goods or fails to supply.
4.3 Exemptions of liability applicable for the Buyer
4.3.1 Production stopping due to infectious disease, terrorism event, malicious sabotage, military act, sovereign act, government act.
4.3.2 Temporary overhaul or maintenance of equipment by the Buyer in case of emergency, as a result of which the Buyer is required to delay the delivery;
4.3.3 Interruption of supply of raw materials due to key raw material supplier being affected by Force Majeure, as a result of which the Buyer is required to delay the delivery.
4.4 Notification and Reply
The Party affected by the event of Force Majeure shall without any undue delay notify the other Party in writing of the occurrence of an Event of Force Majeure, indicating the complete explanation of such event and its cause, current situation of such event and the measures taken or to be taken by such Party to overcome such event. The Party affected by the event of Force Majeure shall exercise due diligence to overcome the delay in performing this Contract caused by such event of Force Majeure and take reasonable measures at its own expenses to remedy the delayed time.
5. Intellectual Property
Any and all drawings, data, designs, tooling, equipment, procedures, changes in engineering, inventions, trade secrets, copyrights, circuit layout design rights, source codes, object codes, patent applications, know-how, computer and/or product software (including part software) , trademarks and all other information, or technical information which were developed, made or supplied by the Seller in the course of development, production or manufacturing of the Products, will be the sole property of the Seller (or its licensors, if any). Nothing in this Contract shall be construed as granting such intellectual property regarding the Products to the Buyer. In addition, when the Buyer purchases the Products from the Seller, the Buyer shall not undertake any direct or indirect responsibility for the disputes (if any) on intellectual property right and other legal issues in connection with the Products or product production process.
6. Confidentiality
6.1 The Parties acknowledge and agree that the terms of this Contract and certain information exchanged between them pertaining to this Contract, including information regarding research, technology, product developments, marketing plans or conditions, products information, business strategies, and the like, constitutes “Confidential Information” of the Party disclosing the information (“Disclosing Party”). The purpose of the exchange of the Confidential Information is to allow the Parties to perform their obligations and responsibilities under this Contract. During the Contract Term, and for a period of one (1) year following its termination or cancellation, the Party receiving any Confidential Information, and its employees, attorneys, financial advisors, officers, directors and shareholders who receive such Confidential Information (hereinafter referred as to “Receiving Party”) shall not, except with the prior written consent of the Disclosing Party, use, divulge, disclose or communicate, to any person, firm, corporation or entity, in any manner whatsoever, the terms of this Contract or any Confidential Information of the Disclosing Party; provided, however, that each Party may use, divulge, disclose or communicate the terms of this Contract or Confidential
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Information of the Disclosing Party to its Affiliate which undertakes to keep such information strictly confidential in accordance with the provisions of this Contract and has a “need to know” such information in order to perform this Contract. Each Party further agrees to exercise the degree of care to avoid publication or dissemination of the Confidential Information disclosed to it by the other Party under this Contract at the level not lower than as it employs with respect to protecting its own Confidential Information, but no less than a reasonable degree of care in any event. Confidential Information does not and shall not include information that:
(a) was already known to the Receiving Party at the time such information is disclosed by the other Party;
(b) was or became publicly known without Receiving Party’s fault;
(c) was rightfully received from a third party without restriction;
(d) was independently developed by the Receiving Party;
(e) was approved for release by written authorization of the Party disclosing such information under this Contract; or
(f) was required by legal or financial reporting purposes to be disclosed; provided, however, that the Party being required to disclose shall, if circumstances permit, provide advance notice to the other Party and shall allow the other Party a reasonable opportunity to oppose such disclosure, if appropriate.
6.2 The Receiving Party shall treat such Confidential Information as confidential. The Receiving Party shall not reproduce or use such Confidential Information except for the purpose of fulfilling its obligations under this Contract. The Receiving Party shall return all Confidential Information to the Disclosing Party upon completion of such obligations, or upon the request of the Disclosing Party.
6.3 The Receiving Party acknowledges and agrees that the illegal use or disclosure of the Confidential Information may cause irreparable injury to Disclosing Party for which its loss may not be adequately remedied by Laws, and that any actual or contemplated breach of this clause will entitle Disclosing Party to obtain immediate injunctive relief prohibiting such breach, in addition to any other rights and remedies available to it.
6.4 The Parties (including the Affiliate procuring Confidential Information under this Contract) agree that any Party shall not, without obtaining the prior consent from the other Party, issue or release any announcement, report, declaration, or message about this Contract or any transaction or clause of this Contract. However, any Party or its Affiliate may disclose the contents of this Contract according to and within the extent of the compulsive requirements of its local Laws and applicable Laws. After achieving a mutual consent on the details of the news report, the Parties may report the signing and contents of this Contract through press.
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7. Ownership and Use of Drawings, Documents and Other Items
All drawings, blueprints, dies, patterns, tools, printing plates and any other items or documents prepared or constructed by the Seller to develop, produce or manufacture the Products hereunder shall be the sole property of the Seller, and promptly upon the termination or cancellation of this Contract, shall be returned to the Seller. The Buyer shall use all drawings, blueprints, dies, patterns, tools, printing plates and any other items or documents prepared or constructed by Seller solely for the purposes of this Contract and shall not use any of such items for the benefit of any third party.
8. Default, Termination and Cancellation
8.1 Defaulting liability of the Buyer for its failure to purchase or pay
8.1.1 If the Buyer fails to purchase the Products from the Seller in the volume as specified hereunder in a given month, the Seller may in its own discretion resell such Products not purchased by the Buyer to the Chinese or overseas market, but the Buyer shall pay to the Seller the portion of the price set forth herein in excess of the reselling price of such Products as well as the expenses arising in connection with resale. The reselling price under the Seller’s resale contract shall not be less than 80% of the then current market price and the expenses incurred by resale shall not be more than 2% of the contract amount of such Products resold.
8.1.2 If the Buyer fails to make the Advance Payment and/or Payment for Goods at the agreed time, the Buyer shall pay the liquidated damages of 0.05% of the overdue amount per delayed day and this Contract shall continue to be performed. If the Buyer’s delay in making the Advance Payment exceeds thirty (30) days (inclusive) and/or its delay in making the Payment for Goods exceeds thirty (30) days (inclusive), then the Seller may give a notice to the Buyer, requiring the Buyer to remedy its default within thirty (30) days and the Buyer shall continue to pay the liquidated damages to the Seller pursuant to the foregoing provision. If the Buyer fails to remedy its default within thirty (30) days after such notice is issued, the Buyer shall be deemed materially defaulting under this Contract, unless an event of Force Majeure occurs; the Seller shall be entitled to notify the Buyer in writing to terminate this Contract unilaterally and termination shall become effective after such notice is delivered to the Buyer. If the Buyer has remedied its default within the above notice period, then the Seller shall not be entitled to terminate this Contract. In case of any default or material default on the part of the Buyer, the Seller shall be entitled not to terminate this Contract but obtain the remedy under Article 8.1.1 while obtaining the liquidated damages under Article 8.1.2 from the Buyer, unless this Contract shall be terminated according to the effective legal instrument.
8.1.3 If the Buyer materially defaults and the Seller terminates this Contract, the Buyer shall undertake the following defaulting liability to the Seller:
(a) Pay the liquidated damages for overdue payment (up to the date of termination of this Contract) pursuant to the provisions of Article 8.1.2; and
(b) The remaining portion of the Advance Payment as of the date of termination of this Contract shall belong to the Seller; and
(c) Pay to the Seller the liquidated damages of fifteen percent (15%) of the unperformed portion of the Total Contract Price of this Contract.
8.2 Defaulting liability of the Seller for its failure or delay in supplying goods
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8.2.1 If the Seller fails to replace defective Products with conforming Products within sixty (60) days as specified in Article 3.6.5 or the Products supplied by the Seller (whether manufactured by itself or purchased by it from a third party) for a given month or Contract Year within the Contract Supply Term cannot meet the volume of Products demanded by the Buyer under this Contract, the Buyer may, after notification and giving a thirty-day grace period, in its own discretion purchase the substitutes of the undersupplied Products from the Chinese or overseas market, but the Seller shall pay to the Buyer the portion of the purchase price of such substitutes in excess of the price specified herein as well as the expenses arising in connection with purchase of substitutes. The price of substitutes under the contract when the Buyer purchases products from a third party shall not be higher than 120% of the then current market price. The expenses incurred in connection with purchase of substitutes shall not be more than 2% of the contract amount of such substitutes purchased. For the avoidance of doubt, the circumstance on the part of the Seller under this Article 8.2.1 will be distinct from and not constitute the default of delayed delivery or undersupply on the part of the Seller under this Contract.
8.2.2 If the Seller fails to deliver goods at agreed time or undersupplies goods within the Contract Supply Term, the Buyer shall timely notify the Seller of the details of delayed delivery or undersupply. The Seller shall pay the liquidated damages of 0.05% of the amount of undelivered goods per delayed day and this Contract shall continue to be performed. If the Seller’s delay in delivery exceeds forty-five (45) days (inclusive) upon receipt of the Buyer’s notice about delayed delivery or undersupply, then the Buyer may give a notice to the Seller, requiring the Seller to remedy its default within thirty (30) days. If the Seller fails to remedy its default within thirty (30) days after such notice is issued, the Seller shall be deemed materially defaulting under this Contract, unless an event of Force Majeure occurs; the Buyer shall be entitled to notify the Seller in writing to terminate this Contract unilaterally and termination shall become effective after such notice is delivered to the Seller. If the Seller has remedied its default within the above notice period, then the Buyer shall be not entitled to terminate this Contract. During the default period of the Seller’s delay in delivery, the Buyer shall be entitled not to terminate this Contract but obtain the remedy under Article 8.2.1, unless this Contract shall be terminated according to the effective legal instrument.
8.2.3 If the Seller materially defaults and the Buyer terminates this Contract, the Seller shall undertake the following defaulting liability to the Buyer:
(a) Pay the liquidated damages for delayed delivery (up to the date of termination of this Contract) pursuant to the provisions of Article 8.2.2; and
(b) The remaining portion of the Advance Payment (if any) as of the date of termination of this Contract shall be refunded in whole to the Buyer at no interest; and
(c) Pay to the Buyer the liquidated damages of seven point five percent (7.5%) of the unperformed portion of the Total Contract Price of this Contract.
8.3 The Parties unanimously agree and acknowledge that at the signing of this Contract, they have predicted the Losses as may arise from defaults. The calculating method is the same as that for the liquidated damages. The Parties unanimously agree to waive the right to request an adjustment if liquidated damages are higher than actual losses as specified under Article 114 of the Contract Law of the People’s Republic of China.
8.4 Termination and Cancellation
8.4.1 This Contract shall be terminated when the following circumstances occur:
(a) This Contract expires; or
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(b) upon mutual agreement of the Parties in writing.
8.4.2 A Party may notify the other Party in writing to terminate this Contract when the following circumstances occur:
(a) When the Buyer or the Seller commits a material default under Article 8.1 or 8.2, the non-defaulting party may notify the defaulting party in writing to terminate this Contract unilaterally; or
(b) If a Party is declared bankrupt, or becomes the object of bankruptcy, liquidation or dissolution proceedings or is wound up or becomes insolvent, the other Party may notify it in writing to terminate this Contract unilaterally.
9. Notices
All notices or communications required to be served hereunder shall be in writing and addressed or delivered to the representative of the other Party specified herein below. Notices shall be deemed received (a) upon delivery, when personally delivered; (b) upon receipt of the notice or document, when sent via registered or certified mail; and (c) on the second business day after delivery, when sent via express courier service.
Representatives of each Party for all communications and correspondence regarding this Contract:
Seller’s representative:
Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.
Address: No.66 Yangshan Road, Xuzhou Economic Development Zone, Jiangsu Province
Attn.: Zhu Guomin
Buyer’s representative:
CSI Cells Co., Ltd.
Address: No.199 Lushan Road, Suzhou New District, Jiangsu Province
Attn.: Qu Xiaohua
The Buyer or the Seller may change the address or representative designated for delivery and to receive notice and document hereunder by written notice to the other Party. All correspondences and communications between the Parties shall be subject to the coordination procedures that shall be developed jointly by the Parties.
10. Language
This Contract is written in Chinese. The Chinese version shall prevail.
11. Choice of Laws
The validity, interpretation and performance of this Contract shall be governed by the laws of the People’s Republic of China, without regard to the non-PRC laws and conflict of law provisions.
12. Dispute Resolution
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Except as otherwise provided herein, any dispute, controversy or claim arising out of or in connection with this Contract, or the breach, termination or validity thereof, shall be finally settled by the China International Economic and Trade Arbitration Commission, Shanghai Sub-commission (“CIETAC”) under the then effective PRC arbitration rules of CIETAC. The seat of arbitration shall be Shanghai, and the language used in the arbitral proceedings shall be Chinese Mandarin.
The arbitral award made and granted by the arbitrators shall be final, binding and incontestable and may be used as the basis for enforcement in a court having competent jurisdiction. All costs of arbitration (including, but not limited to, those incurred in the appointment of arbitrators) shall be apportioned according to the arbitral award.
13. Non-waiver
The failure of either Party to demand strict performance of the provisions hereof or to exercise any right conferred hereby shall not be construed as a waiver or relinquishment of its rights to assert or rely on any such provision or right in the future.
14. Severability
The invalidity of any provision of this Contract shall not affect the validity of any other provisions.
15. Assignment
Without the prior written consent of the other Party, neither the Buyer nor the Seller may assign any of its obligations hereunder.
16. Survival
All the remedies and confidentiality rights and obligations herein contained shall survive upon the termination or cancellation of this Contract.
17. Amendments
No amendment, modification or supplement to or waiver of any provision of this Contract shall be valid unless reduced to writing and executed by the Buyer and the Seller.
18. Entirety
This Contract and the exhibits hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede any prior contract or understanding between the Parties.
19. Effectiveness
This Contract shall become effective as of the date when it is formally signed and sealed by the duly authorized representatives of the Parties.
(The texts of this Contract end here; signature page follows)
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(Signature page)
Seller: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.
(corporate seal)     [with corporate seal of Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.]
(Signature of authorized representative) /s/
Buyer: CSI Cells Co., Ltd.
(corporate seal)     [with corporate seal of CSI Cells Co., Ltd.]
(Signature of authorized representative) /s/
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Exhibit A
Specifications and Quality Standard of Solar Silicon Wafer Products
Specifications of 125X125mm mono-crystalline silicon wafers
Mono-crystalline wafer: conductive type P (dopant element is B); orientation: <100>±30; resistivity, 0.5~3, 3~6 Ω• cm; radial resistivity variation (RRV) of a singular wafer, <25%; width of opposite edge, 125 ±0,5mm; length of opposite angle, 150 ±1mm; length of arc, 27.5~30.80mm; thickness, 200 ±20 (TTV≤40μm); angle of square, 90±0.50; bending, ≤75μm; surface saw mark, <20μm, no cavity, no perforation, no stain, no stress; less than two broken edges not more than 1/3 of side thickness, with a length of less than 0.5mm and a surface-inward width of less than 0.2mm per piece. Life time, >10μs; carbon content, <1X1017; oxygen content, <1X1018.
Note: the Parties agree that from 2010 when the Products begin to be supplied, the Parties will negotiate about the reduction of product thickness in this Exhibit every 12 months or after the Buyer releases the upgraded technical standard of its products. The Parties shall agree on product thickness depending on the technology upgrading on the then current market. If the Parties fail to agree on product thickness, they shall continue to proceed with this Exhibit.
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Exhibit B
Payment Schedule of Advance Payment

Payment amount of advance payment (RMB)
Payment date of advance payment	Unit: yuan
Before September 15, 2008	[****]*
Before November 30, 2008	[****]*
Before July 1, 2009	[****]*
Before April 30, 2010	[****]*
Total amount of advance payments	[****]*
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*	This portion of the Solar Silicon Wafer Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2.
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Exhibit C
Product Prices, Volumes and Delivery Schedule
Supply Volumes and Prices for Long-term Contract

Year	Unit	2010	2011	2012	2013	2014	2015	Total
Volume	Piece	64,800,000	126,000,000	140,000,000	140,000,000	140,000,000	140,000,000	750,800,000
Tax-included unit price (RMB)	Yuan/piece	[****]*	[****]*	[****]*	[****]*	[****]*	[****]*
Tax-included total price (RMB)	Yuan	[****]*	[****]*	[****]*	[****]*	[****]*	[****]*	[****]*

Notes:

(1)	Tax-included unit price and tax-included total price are subject to a value-added tax rate of 17% and shall be adjusted accordingly if value-added tax rate is adjusted.

(2)	Before the 25th day of each month, the Buyer shall make the full Payment for Goods for next month to the Seller.

(3)	In December of each year, the Parties shall agree upon the monthly supply volume of next year depending on the Seller’s productive capacity and production plan as well as the Buyer’s purchase capacity. Otherwise, the monthly supply volume of next year will be subject to the 12-month average monthly volume of current year. Current month’s Payment for Goods is the value from the tax-included unit price of current year multiplying the monthly Product supply volume of current month.
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*	This portion of the Solar Silicon Wafer Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2.
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Exhibit D
List of Affiliate of Parties Participating in this Contract and Format of Letter of Undertaking
List of Affiliate
List of Seller’s Affiliate:
List of Buyer’s Affiliate:
CSI Central Solar Power Co., Ltd.
Changshu CSI Advanced Solar Inc.
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Letter of Undertaking
Our company [Changshu CSI Advanced Solar Inc.] knows that [Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.] and [CSI Cells Co., Ltd.] entered into the Silicon Wafer Supply Contract (hereinafter referred to as “the Contract”) on [August] [20], 2008. As the Buyer’s affiliate meeting the conditions stipulated in the Contract, our company now applies to participate in the Contract as the buyer.
     Our company hereby irrevocably undertakes that if our company participates in the Contract as the buyer (“our party”), our company shall be bound by the following:
     Our company knows, understands and agrees to be bound by, all the provisions of the Contract and its exhibits.
     Our company and our party’s affiliate participating in the Contract will jointly and severally undertake the obligations and responsibilities under the Contract. Our company has the right to receive, inspect, use and own the goods under the Contract and acknowledges that if any affiliate of the other party has performed the obligations under the Contract, it will be deemed that the other party has performed the contractual obligations to our party. When our party acts as the buyer, the Seller shall issue the invoice to our party.
     If our company no longer meets the conditions for our party’s affiliate under the Contract, our company will no longer enjoy the rights under the Contract, but not be exempt from the joint and several responsibility on our part under the Contract occurring before our company no longer meets the conditions for affiliate.
Undertaking party (seal): Changshu CSI Advanced Solar Inc.
Legal representative or authorized representative (signature):
August 20, 2008
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Letter of Undertaking
Our company [CSI Central Solar Power Co., Ltd.] knows that [Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.] and [CSI Cells Co., Ltd.] entered into the Silicon Wafer Supply Contract (hereinafter referred to as “the Contract”) on [August] [20], 2008. As the Buyer’s affiliate meeting the conditions stipulated in the Contract, our company now applies to participate in the Contract as the buyer.
     Our company hereby irrevocably undertakes that if our company participates in the Contract as the buyer (“our party”), our company shall be bound by the following:
     Our company knows, understands and agrees to be bound by, all the provisions of the Contract and its exhibits.
     Our company and our party’s affiliate participating in the Contract will jointly and severally undertake the obligations and responsibilities under the Contract. Our company has the right to receive, inspect, use and own the goods under the Contract and acknowledges that if any affiliate of the other party has performed the obligations under the Contract, it will be deemed that the other party has performed the contractual obligations to our party. When our party acts as the buyer, the Seller shall issue the invoice to our party.
     If our company no longer meets the conditions for our party’s affiliate under the Contract, our company will no longer enjoy the rights under the Contract, but not be exempt from the joint and several responsibility on our part under the Contract occurring before our company no longer meets the conditions for affiliate.
Undertaking party (seal): CSI Central Solar Power Co., Ltd.
Legal representative or authorized representative (signature):
/s/
August 20, 2008
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CSI-ZN80818-B